Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Patrick B. Frost, Richard W. Evans, Jr. and Phillip D. Green, and each of them severally, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign the registration statement on Form S-3 of Cullen/Frost Bankers, Inc. and any and all amendments (including pre-effective and post-effective amendments thereto and any registration statement on Form S-3 filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act) and to file the same, with the exhibits thereto, and other documents in connection herewith, with the Securities and Exchange Commission, and grants unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing required or necessary to be done in and about the foregoing as fully for all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents or any of them, or his substitute or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard W. Evans, Jr. Richard W. Evans, Jr.	Chairman of the Board, Director and Chief Executive Officer (Principal Executive Officer)	January 17, 2013

/s/ Philip D. Green Phillip D. Green	Group Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 17, 2013

/s/ R. Denny Alexander R. Denny Alexander	Director	January 17, 2013

/s/ Carlos Alvarez Carlos Alvarez	Director	January 17, 2013

/s/ Royce S. Caldwell Royce S. Caldwell	Director	January 17, 2013

/s/ Crawford H. Edwards Crawford H. Edwards	Director	January 17, 2013

/s/ Ruben M. Escobedo Ruben M. Escobedo	Director	January 17, 2013

/s/ Patrick B. Frost Patrick B. Frost	Director	January 17, 2013

/s/ David J. Haemisegger David J. Haemisegger	Director and President of The Frost National Bank	January 17, 2013

/s/ Karen E. Jenings Karen E. Jennings	Director	January 17, 2013

/s/ Richard M. Kleberg, III Richard M. Kleberg, III	Director	January 17, 2013

/s/ Charles W. Matthews Charles W. Matthews	Director	January 17, 2013

/s/ Ida Clement Steen Ida Clement Steen	Director	January 17, 2013

/s/ Horace Wilkins, Jr. Horace Wilkins, Jr.	Director	January 17, 2013